Exhibit 1.1

Laboratory Corporation of America Holdings

$325,000,000  3.125% Senior Notes Due 2016

$600,000,000  4.625% Senior Notes Due 2020

Underwriting Agreement

New York, New York
November 16, 2010

To the Representative name in
     Schedule I hereto of the several
     Underwriters named in
     Schedule II hereto

Ladies and Gentlemen:

Laboratory Corporation of America Holdings, a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, the principal amount of its notes identified in Schedule I hereto (the “Notes”), to be issued under an indenture (the “Indenture”) dated as of November 19, 2010, between the Company and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as Underwriter, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires.  Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Notes.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Notes, each of which has previously been furnished to you.  The Company will file with the Commission a final prospectus supplement relating to the Notes in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).  The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Company agrees to pay the fees required by the Commission relating to the Notes within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Notes and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification; except where the failure to be so qualified individually or in the aggregate would not have a material adverse effect on the financial condition, business affairs, properties or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(h) All the outstanding shares of capital stock of each “significant subsidiary” as defined pursuant to Regulation S-X have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the significant subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(i) There is no contract or other document required to be described in the Preliminary Prospectus and the Final Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.  The statements in the Preliminary Prospectus and the Final Prospectus under the headings “Description of the Notes” and “U.S. Federal Income Tax Considerations” as of the date hereof and in the Company’s Form 10-K for the year ended December 31, 2009 under the caption “Regulation and Reimbursement” in Item 1 and under Item 3 as of the date of the Company’s Form 10-K for the year ended December 31, 2009, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(j) This Agreement has been duly authorized, executed and delivered by the Company.

(k) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(l) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) such as have been obtained under the Act and the Trust Indenture Act, (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus, and (iii) such consents, approvals, authorizations, orders or filings that the failure to obtain would not individually or in the aggregate (x) have a Material Adverse Effect or (y) adversely affect in a material respect the ability of the Company to perform its obligations under the Indenture or this Agreement, or would otherwise be material in the context of the sale of the Notes.

(m) Neither the issue and sale of the Notes nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) hereof, any such breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries that would not (1) individually or in the aggregate have a Material Adverse Effect  or (2) adversely affect in a material respect the ability of the Company to perform its obligations under the Indenture or this Agreement, or would otherwise be material in the context of the sale of the Notes.

(n) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The selected financial data set forth under the caption “Summary – Summary Consolidated Financial Data” in the Preliminary Prospectus, the Final Prospectus and Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, the information included therein.

(o) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that if determined adversely to the Company (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(p) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted with no exceptions that individually or in the aggregate would have a Material Adverse Effect.

(q) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(r) The Company and its subsidiaries possess adequate licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(s) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in its internal controls over financial reporting.

(t) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(u) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).  Except as set forth in the Disclosure Package and the Final Prospectus, except as have been resolved or except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(v) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(w) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping (in all material respects) and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(x) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(y) The subsidiaries listed on Annex A attached hereto includes all of the significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(z) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(aa) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted.  In addition, except as set forth in the Disclosure Package (a) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property in any material respect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (b) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property in any material respect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others in any material respect, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(bb) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Citigroup Global Markets Inc. and (ii) does not intend to use any of the proceeds from the sale of the Notes hereunder to repay any outstanding debt owed to any affiliate of Citigroup Global Markets Inc.

(cc) The Indenture has been duly authorized; the Notes have been duly authorized; and assuming due authorization, execution and delivery of the Indenture and authentication of the Notes, in accordance with the Indenture, by the Trustee, when the Notes are delivered and paid for pursuant to this Agreement on the Closing Date (as defined herein), the Indenture will have been duly executed and delivered, such Notes will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Disclosure Package and the Final Prospectus; and the Indenture and such Notes will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(dd) Except as disclosed in the Disclosure Package, (i) since the date of the latest audited financial statements included as part of or incorporated by reference in the Preliminary Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole or as a whole after giving pro forma effect to the Acquisition (as defined herein); (ii) there have been no transactions entered into by the Company or any of its subsidiaries which are material to the Company and its subsidiaries, taken as a whole, other than those entered into in the ordinary course of business or in connection with the offering of the Notes; (iii) there has been no material change in the capital stock of the Company or any of its subsidiaries, except for changes occurring in connection with the offering of the Notes or pursuant to the issuance or exercise of options pursuant to the Company’s stock option or other employment benefit plans described in the Disclosure Package or conversion of outstanding securities described in the Disclosure Package; and (iv) except as disclosed in or contemplated by the Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its wholly owned subsidiaries on any class of its capital stock.

(ee) The Company’s ratios of earnings to fixed charges set forth in each of the Preliminary Prospectus and the Final Prospectus under the captions “Summary-Summary Consolidated Financial Data”, “Ratio of Earnings to Fixed Charges”, and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K under the Act.

(ff) Nothing has come to the Company’s attention that would cause it to believe that it is likely that the purchase of substantially all of the assets and assumption of substantially all of the liabilities of Genzyme Genetics, a business unit of Genzyme Corporation, will not be consummated substantially in accordance with the terms of the Asset Purchase Agreement, dated as of September 13, 2010, by and between the Company and Genzyme Corporation.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Notes set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment.  Delivery of and payment for the Notes shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the “Closing Date”).  Delivery of the Notes shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

4. Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Final Prospectus.

5. Agreements.  The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing.  The Company will promptly advise the Representative (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) To prepare a final term sheet, containing solely a description of final terms of the Notes and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representative of any such event,

(ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) In the ordinary course of filing its periodic reports, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request.

(g) The Company will arrange, if necessary, for the qualification of the Notes for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Notes; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show.  Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any

Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Notes) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(k) The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp or transfer taxes in connection with the original issuance and sale of the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) the registration of the Notes under the Exchange Act; (vi) any registration or qualification of the Notes for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification up to $5,000); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings up to $5,000); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Notes; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

Except as set forth in this section, Section 7 and Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and expenses of their counsel.

6. Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) (i) The Company shall have requested and caused Hogan Lovells US LLP, counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative in the form attached hereto as Exhibit A.

(ii)  The Company shall have requested and caused Hogan Lovells US LLP, counsel for the Company, to have furnished to the Representative their letter, dated the Closing Date and addressed to the Representative, with respect to the content of the Disclosure Package and the Registration Statement in the form attached hereto as Exhibit B.

(iii)  The Company shall have requested and caused F. Samuel Eberts III, Chief Legal Officer for the Company, to have furnished to the Representative his opinion, dated the Closing Date and addressed to the Representative, in the form attached hereto as Exhibit C.

(c) The Representative shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representative a certificate of the Company, signed by the President and Chief Executive Officer of the Company or any Executive Vice President or Senior Vice President, and the Chief Financial Officer or Chief Accounting Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Notes, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(e) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to the Representative), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to PricewaterhouseCoopers LLP and the Representative, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the nine-month period ended September 30, 2010, and as at September 30, 2010, in accordance with Statement on Auditing Standards No. 100, and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and reported on by them comply as to form with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the nine-month period ended September 30, 2010 and as at September 30, 2010 carrying out certain specified procedures (but not an audit in accordance with the standards of the Public Company Accounting Oversight Board) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the Audit, Compensation, Quality and Compliance and Nominating and Governance committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2009, nothing came to their attention which caused them to believe that:

(1) any unaudited financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus do not comply as to form with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and not aware of any material modifications that should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus for them to be in conformity with accounting principles generally accepted in the United States of America;

(2) with respect to the period subsequent to September 30, 2010, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or common stock of the Company or decreases in the shareholders’ equity of the Company as compared with the amounts shown on the September 30, 2010 consolidated balance sheet included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, or for the period from October 1, 2010 to such specified date there were any decreases, as compared with the corresponding period in the preceding quarter; in net sales, operating income, earnings  before income taxes or in total or per share amounts of net earnings of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions “Summary – Summary

Consolidated Financial Data” in the Preliminary Prospectus and the Final Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company’s Annual Report on Form 10-K, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, and the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)           Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 450 Lexington Avenue, New York, New York 10017, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses.  If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all reasonable expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

8. Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Notes, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Notes and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Notes, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Notes; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Notes) be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of

Notes set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Notes, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.:  (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention:  General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to F. Samuel Eberts III, Senior Vice President, Chief Legal Officer, Secretary (fax no.: (336) 436-4177) and confirmed to it at 531 South Spring Street, Burlington, NC 27215, attention of the Legal Department.

13. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Agreement” shall mean this Underwriting Agreement, by and between Laboratory Corporation of America Holdings and Citigroup Global Markets Inc. (for itself and the several Underwriters) as of the date hereof.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Notes that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Notes that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

 “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the  enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

[Signature pages follow]

Very truly yours,

Laboratory Corporation of America Holdings

By: /s/ F. Samuel Eberts III
Name: F. Samuel Eberts III
Title: Chief Legal Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

For itself and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

SCHEDULE I

Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

Underwriting Agreement dated November 16, 2010

Registration Statement No. 333-155974

Representative: Citigroup Global Markets Inc.

Title, Purchase Price and Description of Notes:

Title and Principal amount:

$325,000,000 of 3.125% Senior Notes due 2016 (the “2016 Notes”)

$600,000,000 of 4.625% Senior Notes due 2020 (the “2020 Notes” and together with the 2016 Notes, the “Notes”)

Purchase price (include accrued interest or amortization, if any):

99.245% (2016 Notes)

98.892% (2020 Notes)

Redemption provisions:

2016 Notes: The Company may at its option redeem some or all of the 2016 Notes at any time or from time to time prior to their maturity, at a redemption price equal to the greater of the principal amount of the 2016 Notes being redeemed plus accrued and unpaid interest to the redemption date or the Make-Whole Amount, as described in the Preliminary Prospectus, which includes a Make-Whole Spread.

2020 Notes: The Company may at its option redeem some or all of the 2020 Notes at any time or from time to time prior to August 15, 2020, at a redemption price equal to the greater of the principal amount of the 2020 Notes being redeemed plus accrued and unpaid interest to the redemption date or the Make-Whole Amount, as described in the Preliminary Prospectus, which includes a Make-Whole Spread.

On or after August 15, 2020, the Company may at its option redeem some or all of the 2020 Notes at a redemption price equal to the principal amount of the 2020 Notes being redeemed plus accrued and unpaid interest to the redemption date.

Mandatory redemption if the Acquisition is not consummated prior to September 11, 2011 at a redemption price of 101% of the aggregate principal amount of the 2020 Notes, subject to certain adjustments for interest payments due.

Other provisions:

Offer to repurchase upon a Change of Control Repurchase Event; covenants include limitation on Liens, limitation on Sale and Leaseback Transactions, limitation on Subsidiary Indebtedness and Preferred Stock, each as described in the Preliminary Prospectus

Make-Whole Spread:

+ 25 basis points (2016 Notes)
+ 30 basis points (2020 Notes)

Selling Concession:

0.350% (2016 Notes)
0.400% (2020 Notes)

Reallowance Concession:

0.200% (2016 Notes)
0.250% (2020 Notes)

Closing Date, Time and Location: November 19, 2010 at 10:00 a.m. at Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017

Type of Offering:  Non-delayed

Date referred to in Section 5(i) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative: November 20, 2010

Modification of items to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 6(e) at the Execution Time: None

2

SCHEDULE II

Underwriters	Principal Amount of $325,000,000 of 3.125% Senior Notes due 2016 to be Purchased	Principal Amount of $600,000,000 of 4.625% Senior Notes due 2020 to be Purchased
Citigroup Global Markets Inc.	$195,000,000	$360,000,000
Barclays Capital Inc.	65,000,000	120,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	65,000,000	120,000,000
Total	$325,000,000	$600,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Pricing Term Sheet filed pursuant to Rule 433 dated November 16, 2010

SCHEDULE IV

PRICING TERM SHEET

$925,000,000

$325,000,000 3.125% Senior Notes due 2016
$600,000,000 4.625% Senior Notes due 2020

Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus Supplement.

Issuer:	Laboratory Corporation of America Holdings
Security:	3.125% Notes due 2016 (the “2016 Notes”)	4.625% Notes due 2020 (the “2020 Notes”)
Size:	$325,000,000	$600,000,000
Maturity Date:	May 15, 2016	November 15, 2020
Coupon:	3.125%	4.625%
Interest Payment Dates:	May 15 and November 15, commencing May 15, 2011	May 15 and November 15, commencing May 15, 2011
Price to Public:	99.845%	99.542%
Net Proceeds to Issuer (before expenses):	$322,546,250	$593,352,000
Benchmark Treasury:	1.250% due 10/31/15	2.625% due 11/15/20
Benchmark Treasury Price and Yield:	98-29+; 1.476%	98-01; 2.853%
Spread to Benchmark Treasury:	+ 168 basis points	+ 183 basis points
Yield:	3.156%	4.683%
Make-Whole Spread:	+ 25 basis points	+ 30 basis points
Optional Redemption:
The issuer may at its option redeem some or all of the 2016 Notes at any time or from time to time prior to their maturity, at a redemption price equal to the greater of the principal amount of the 2016 Notes being redeemed plus accrued and unpaid interest to the redemption date or the Make-Whole Amount, as described in the preliminary prospectus supplement, which includes a Make-Whole Spread.

The issuer may at its option redeem some or all of the 2020 Notes at any time or from time to time prior to August 15, 2020, at a redemption price equal to the greater of the principal amount of the 2020 Notes being redeemed plus accrued and unpaid interest to the redemption date or the Make-Whole Amount, as described in the preliminary prospectus supplement, which includes a Make-Whole Spread.
On or after August 15, 2020, the issuer may at its option redeem some or all of the 2020 Notes at a redemption price equal to the principal amount of the 2020 Notes being redeemed plus accrued and unpaid interest to the redemption date.
Special Mandatory Redemption:	The 2016 Notes do not include a special mandatory redemption provision.
Mandatory redemption if the Acquisition is not consummated prior to September 11, 2011 at a redemption price of 101% of the aggregate principal amount of the 2020 Notes, subject to certain adjustments for interest payments due.

CUSIP/ISIN:	50540RAH5/US50540RAH57	50540RAJ1/US50540RAJ14
Trade Date:	November 16, 2010
Expected Settlement Date:	November 19, 2010
Active Joint Book-Running Manager:	Citigroup Global Markets Inc.
Passive Joint Book-Running Managers:	Barclays Capital Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-877-858-5407, Barclays Capital Inc. toll free at 1-888-603-5847 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-866-500-5408.

EXHIBIT A

[Form of Opinion of Hogan Lovells US LLP]

 (a)           The Company is validly existing as a corporation and in good standing as of the date of the Good Standing Certificate under the laws of the State of Delaware.

(b)           The Company has the corporate power to execute, deliver and perform its obligations under the Agreement, the Indenture and the Notes Indentures, and to own, lease and operate its current properties and to conduct its business as described in the Prospectus.

(c)           The Notes have been duly authorized by the Company.  The Notes, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and the applicable Notes Indenture, and the Agreement, against payment therefor in accordance with the Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and the applicable Notes Indenture and enforceable against the Company in accordance with their terms.

(d)           The Agreement has been duly authorized, executed and delivered by the Company.

(e)           The Indenture has been duly qualified under the Trust Indenture Act of 1939 and the Indenture and the Notes Indentures have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

(f)           The Notes, the Indenture and the Notes Indentures conform as to legal matters in all material respects to the descriptions thereof set forth in the Prospectus under the captions “Debt Securities” and “Description of the Notes.”

(g)           The information in the Prospectus under the captions “Debt Securities,” “Description of the Notes” and “U.S Federal Income Tax Considerations”, to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

(h)           Based solely upon telephone communications between an attorney of this firm and a member of the SEC staff, the Registration Statement has become effective under the Securities Act of 1933, and to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.  The required filings of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the Securities Act of 1933 have been made in the manner and within the time period required by Rule 424(b).

(i)           At the time the Registration Statement became effective and at the date hereof, the Registration Statement and the Prospectus (except for the financial statements and supporting schedules included therein and the Statement of Eligibility on Form T-1 of the Trustee, as to which we express no opinion), excluding the documents incorporated by reference therein, comply as to form in all material respects with the requirements of the Trust Indenture Act of 1939 and the Securities Act of 1933 and the applicable rules and regulations thereunder.

(j)           The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act of 1933 (other than the financial statements and schedules included therein or omitted therefrom, as to which we express no opinion), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations thereunder.

(k)           The execution, delivery and performance on the date hereof by the Company of the Agreement, the Indenture, the Notes Indentures and the Notes do not (i) violate the Corporation Act, or the Charter or Bylaws of the Company, (ii) violate any provision of Applicable Federal Law or any provision of Applicable State Law, or (iii) violate any of the Company Orders.

(l)           The Company is not, and immediately following the issuance and sale of the Notes and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m)           To our knowledge, except as otherwise described in the Registration Statement, there are no persons with registration or other similar rights to have any securities registered under the Registration Statement, or to require the Company to file any other registration statement, as a result of the offer and sale of the Notes.

EXHIBIT B

[Form of 10b-5 Letter of Hogan Lovells US LLP]

(i)
the Registration Statement, as of the date of the Agreement and insofar as it relates to the offering of the Notes, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)
the Prospectus, as of its date and insofar as it relates to the offering of the Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)
the Pricing Disclosure Package, as of [_:__] [A.M./P.M.] (New York City time) on November [  ], 2010, (which you have informed us is a time prior to the time of the first sale of the Notes by any Underwriter), insofar as it relates to the offering of the Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv)
there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement, the Pricing Disclosure Package, or the Prospectus, other than those disclosed therein; or

(v)
there are any contracts or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package, or the Prospectus that are not described or referred to therein or so filed;

EXHIBIT C

[Form of Opinion of F. Samuel Eberts III, Chief Legal Officer for the Company]

(a)          The Company and each subsidiary (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as described in the Registration Statement, the Disclosure Package and the Prospectus and (iii) is duly qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect.  All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects or any other security interest.

(b)          The execution, delivery and performance of the Agreement, the Indenture and the Notes Indentures by the Company (i) have been duly authorized by all requisite corporate and, if required, stockholder action of the Company and (ii) will not violate (A) any provision of law, statute, rule or regulation of the United States of America or the General Corporation Law of the State of Delaware (the “GCL”) or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Company or any subsidiary, (B) any order of any federal governmental agency or state governmental agency or (C) to my actual knowledge, any provision of any indenture, agreement or other instrument to which the Company or any subsidiary is a party or by which any of them or any of their property is bound, the effect of which could reasonably be expected to (1) result in a Material Adverse Effect or would adversely affect the ability of the Company to perform its obligations under the Indenture, the Notes Indentures or the Agreement, or would otherwise be material in the context of the sale of the Notes, (2) to my actual knowledge, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, the effect of which could reasonably be expected to result in a Material Adverse Effect or would adversely affect the ability of the Company to perform its obligations under the Indenture, the Notes Indentures or the Agreement, or would otherwise be material in the context of the sale of the Notes or (3) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned by the Company or any subsidiary.

(c)          No action, consent or approval of, registration or filing with or any other action by any court, federal governmental agency or body, or to the extent required under state law, any state governmental agency, is required for the due execution, delivery and performance by the Company of the Agreement, the Indenture or the Notes Indentures, except for (i) such as have been obtained under the Securities Act of 1933, as amended and any applicable state securities or blue sky laws and (ii) such consents, approvals, authorizations, orders or filings that the failure to obtain would not individually or in the aggregate (i) have a Material Adverse Effect or (ii) adversely affect in a material respect the ability of the Company to perform its obligations under the Indenture, the Notes Indentures or the Agreement, or would otherwise be material in the context of the sale of the Notes.

(d)           Except as disclosed in the Registration Statement, to my actual knowledge, there are not any actions, suits or proceedings at law or in equity or by or before any federal governmental agency or state governmental agency now pending or threatened against or affecting the Company or any subsidiary that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, the Notes Indentures or the Agreement or which are otherwise material in the context of the sale of the Notes.

Annex A

Significant Subsidiaries of the Company

Laboratory Corporation of America
DIANON Systems, Inc.
Decision Diagnostics, LLC (aka DaVinici/Medicorp LLC)
MD Datacor Inc.
Medical Account Services, Inc.
Dynacare Laboratories Inc.
LabCorp Tennessee LLC
United/Dynacare LLC
Dynacare Holdco LLC
Dynacare Northwest Inc.
Clinical Laboratories Cheyenne
Dynacare Southwest Laboratories Inc.
HHD Gen Par, Inc.
HH/DL L.P.
SW/DL LP
Clipper Holdings Inc.
3065619 Nova Scotia Company
Dynacare Company
591893 Alberta Ltd.
Execmed Health Services Inc.
896988 Ontario Inc.
Dynacare Realty Inc.
Glen Ames LLP
Dynacare G.P. Inc.
3241287 Nova Scotia Company
3024539 Nova Scotia Company
Dynacare Laboratories Limited Partnership
2248848 Ontario Inc.
Dynacare – Gamma Laboratory Partnership (Gamma – Dynacare Medical Laboratories)
LDS Diagnostic Laboratories Inc.
RD Belenger & Associates Ltd.
2089279 Ontario, Inc.
GDML Medical Laboratories Inc
3901858 Canada, Inc
Gamma-Dynacare Central Medical Laboratories GP Inc.
Gamma-Dynacare Central Medical Laboratory Limited Partnership
DynaLifeDX Diagnostic Laboratory Services
DynaLifeDX Diagnostic Laboratory Services subsidiaries
Dynacare Kasper Medical Sales Inc.
Dynacare Kasper Medical Laboratories (Northern Alberta) Inc.
Dynacare Kasper Medical Laboratories Inc.
978550 Ontario Ltd.

DHG Place Du Centre Clinique
947342 Ontario Ltd.
Roselat Developments Limited
563911 Ontario Limited
794475 Ontario Inc.
942489 Ontario Ltd.
949235 Ontario Ltd.
Amherstview Medical Centre Developments Inc.
900747 Ontario Ltd.
925893 Ontario Ltd.
942487 Ontario Ltd.
942492 Ontario Ltd.
978551 Ontario Ltd.
Glen Davis Equities Ltd.
Lawrence-Curlew Medical Centre Inc.
L.R.C. Management Service Inc.
Toronto Argyro Medical Laboratories Ltd.
Woodstock Medical Arts Building Inc.
Stockwin Corporation Ltd.
Thistle Place Care Corp.
Dynacare US Financing LLC
St. Joseph's Health Centre
Dynacare International Inc.
Dynacare Canada Inc.
977681 Ontario Inc.
958069 Ontario Inc.
942491 Ontario Limited
879606 Ontario Limited
854512 Ontario Limited
829318 Ontario Limited
1004679 Ontario Limited
Clinical Laboratories, Inc.
New Molecular Diagnostics Ventures LLC
LabCorp Limited
Lab Delivery Service of New York City, Inc.
Esoterix Clinical Trials Services BVBA
Previously LabCorp BVBA
Viro-Med Laboratories, Inc.
National Genetics Institute
Path Lab Holdings, Inc.
Path Lab, Inc. d/b/a LabCorp
Center for Genetic Services, Inc.
Persys Technology Inc.
U.S. Pathology Labs, Inc.
Accupath Diagnostic Laboratories, Inc dba US LABS
U.S. Labs - Fountain Valley, Inc.

US Labs, Inc.
Esoterix, Inc.
Colorado Coagulation Consultants, Inc.
The Esoterix Center for Infectious Disease, Inc.
Esoterix Molecular Genetics, Inc.
Applied Genetics, Inc.
The Esoterix Center for Clinical Trials, Inc.
Cytometry Associates, Inc.
Allergy Testing Laboratories, Inc.
Endocrine Sciences, Inc.
Esoterix BV
Long Beach Genetics, Inc.
Esoterix Colorado Pathology Practice Group, PC
Esoterix Pathology Practice Group, PC
Litholink Corporation
New Imaging Diagnostics, LLC
Protedyne Corporation
Protedyne Ltd.
Diagnostic Services, Inc.
Home Healthcare Laboratory of America, LLC
HHLA Lab-In-An-Envelope, LLC
PA Labs, Inc
NWT Inc
Tandem Labs
IDX Pathology, Inc
LabCorp Development Company
Tri-State Clinical Laboratory Services, LLC
Monogram Biosciences, Inc.
Monogram Biosciences UK Limited
Monogram Biosciences-France SAS
The Biomarker Factory, LLC
Faxchil Realty, Inc.
Centrex Clinical Laboratories, Inc.
Correlagen Diagnostics, Inc.
LCAH Clipper L.P.
Labwest, Inc.
FirstSource Laboratory Solutions, Inc
Lab Newco Two Inc
DCL Acquisitions, Inc.
DCL SUB, LLC
DCL Medical Laboratories, LLC
Lab Newco Three, LLC